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                                                                     EXHIBIT (j)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" and to the incorporation by reference of our report dated February 4, 2005 for Van Kampen Aggressive Growth Portfolio, Van Kampen Comstock Portfolio, Van Kampen Emerging Growth Portfolio, Van Kampen Enterprise Portfolio, Van Kampen Growth and Income Portfolio, Van Kampen Government Portfolio, and Van Kampen Money Market Portfolio in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of the Van Kampen Life Investment Trust filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 39 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-00628) and in this Amendment No. 41 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-4424).

                                                           /s/ ERNST & YOUNG LLP
                                                           ---------------------
                                                           ERNST & YOUNG LLP


Chicago, Illinois
April 22, 2005